Part II

Item 8. Financial Statements and Supplementary Data

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                              Page

   Report of Independent Registered Public Accounting Firm..................................................  F-2

   Consolidated Balance Sheets as of December 31, 2006 and
       December 25, 2005  ..................................................................................  F-3

   Consolidated Statements of Earnings for the Fiscal Years Ended December 31, 2006,
       December 25, 2005 and December 26, 2004..............................................................  F-4

   Consolidated Statements of Stockholders' Equity for the Fiscal Years Ended
       December 31, 2006, December 25, 2005 and December 26, 2004...........................................  F-5

   Consolidated Statements of Cash Flows for the Fiscal Years Ended December 31, 2006,
       December 25, 2005 and December 26, 2004..............................................................  F-6

   Notes to Consolidated Financial Statements...............................................................  F-8


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Applebee's International, Inc. and Subsidiaries
Overland Park, KS

We have audited the accompanying consolidated balance sheets of Applebee's International, Inc. and subsidiaries (the "Company") as of December 31, 2006 and December 25, 2005, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and December 25, 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for stock-based compensation upon adoption of Financial Accounting Standards Board Statement No. 123R, Share-Based Payment.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company's internal control over financial reporting as of December 31, 2006, based on the criteria established in Internal Control -- Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 28, 2007, expressed an unqualified opinion on management's assessment of effectiveness of the Company's internal control over financial reporting and an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.




Kansas City, MO
February 28, 2007 (October 29, 2007 as to the effects of discontinued operations discussed in Note 6)

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)


                                                                                       December 31,       December 25,
                                                                                          2006               2005
                                                                                      --------------     -------------
                                     ASSETS
Current assets:
     Cash and cash equivalents...................................................      $   22,309         $   13,040
     Short-term investments, at market value.....................................             293                286
     Receivables, net of allowance...............................................          47,771             37,857
     Receivables related to captive insurance subsidiary.........................             453              1,712
     Inventories.................................................................          11,524             20,373
     Prepaid income taxes........................................................              55              1,991
     Prepaid and other current assets............................................          15,255             13,518
     Assets held for sale........................................................           7,633                --
     Current assets related to discontinued operations...........................           1,630              1,497
                                                                                      --------------     -------------
        Total current assets.....................................................         106,923             90,274
Property and equipment, net......................................................         618,492            571,227
Goodwill.........................................................................         138,950            138,443
Restricted assets related to captive insurance subsidiary........................          13,356             19,329
Other intangible assets, net.....................................................           6,408              8,050
Other assets, net................................................................          34,351             30,832
Non-current assets related to discontinued operations............................          19,705             20,482
                                                                                      --------------     -------------
                                                                                       $  938,185         $  878,637
                                                                                      ==============     =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt...........................................      $      265         $      259
     Notes payable...............................................................             --               7,900
     Accounts payable............................................................          43,235             63,445
     Accrued expenses and other current liabilities..............................         113,641            100,995
     Loss reserve related to captive insurance subsidiary........................           6,094             10,235
     Accrued dividends...........................................................          16,299             14,840
     Accrued income taxes........................................................           9,015                --
                                                                                      --------------     -------------
        Total current liabilities................................................         188,549            197,674
                                                                                      --------------     -------------
Non-current liabilities:
     Long-term debt, less current portion........................................         174,920            180,208
     Deferred income taxes.......................................................          26,225             37,771
     Other non-current liabilities...............................................          61,837             50,374
                                                                                      --------------     -------------
        Total non-current liabilities............................................         262,982            268,353
                                                                                      --------------     -------------
        Total liabilities........................................................         451,531            466,027
                                                                                      --------------     -------------
Commitments and contingencies (Notes 12, 13 and 18)
Stockholders' equity:
     Preferred stock - par value $0.01 per share:
        authorized - 1,000,000 shares; no shares issued..........................             --                 --
     Common stock - par value $0.01 per share:
        authorized - 125,000,000 shares; issued - 108,503,243 shares.............           1,085              1,085
     Additional paid-in capital..................................................         265,122            234,988
     Unearned compensation.......................................................             --              (2,614)
     Retained earnings...........................................................         774,884            710,277
                                                                                      --------------     -------------
                                                                                        1,041,091            943,736
     Treasury stock - 34,393,331 shares in 2006 and 34,304,693 shares
        in 2005, at cost.........................................................        (554,437)          (531,126)
                                                                                      --------------     -------------
        Total stockholders' equity...............................................         486,654            412,610
                                                                                      --------------     -------------
                                                                                       $  938,185         $  878,637
                                                                                      ==============     =============

                 See notes to consolidated financial statements.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                    (in thousands, except per share amounts)

                                                                                                 Fiscal Year Ended
                                                                                ---------------------------------------------------
                                                                                 December 31,       December 25,       December 26,
                                                                                    2006               2005               2004
                                                                                --------------     --------------     -------------
Operating revenues:
     Company restaurant sales............................................        $ 1,168,703        $ 1,056,905        $   957,096
     Franchise royalties and fees........................................            139,855            128,813            121,221
     Other franchise income..............................................              1,808              5,196             13,615
                                                                                --------------     --------------     -------------
        Total operating revenues.........................................          1,310,366          1,190,914          1,091,932
                                                                                --------------     --------------     -------------
Cost of company restaurant sales:
     Food and beverage...................................................            312,337            279,587            253,841
     Labor...............................................................            392,159            348,232            310,099
     Direct and occupancy................................................            312,649            277,551            237,656
     Pre-opening expense.................................................              4,348              4,334              2,682
                                                                                --------------     --------------     -------------
        Total cost of company restaurant sales...........................          1,021,493            909,704            804,278
                                                                                --------------     --------------     -------------
Cost of other franchise income...........................................              2,699              4,892             14,401
General and administrative expenses......................................            140,824            109,768            104,810
Amortization of intangible assets........................................                721                878                663
Impairment and other restaurant closure costs............................              4,494              2,225                --
Loss on disposition of property and equipment............................              2,556              1,998              1,902
                                                                                --------------     --------------     -------------
Operating earnings.......................................................            137,579            161,449            165,878
                                                                                --------------     --------------     -------------
Other income (expense):
     Investment income...................................................              2,768              1,695              1,284
     Interest expense....................................................            (11,421)            (4,365)            (1,626)
     Other income........................................................                 16              1,762              3,557
                                                                                --------------     --------------     -------------
        Total other income (expense).....................................             (8,637)              (908)             3,215
                                                                                --------------     --------------     -------------
Earnings from continuing operations before income taxes..................            128,942            160,541            169,093
Income taxes.............................................................             43,970             56,248             57,999
                                                                                --------------     --------------     -------------
Earnings from continuing operations .....................................             84,972            104,293            111,094
Loss from discontinued operations, net of tax............................             (4,066)            (2,266)              (229)
Cumulative effect of change in accounting principle, net of tax..........                --                (225)               --
                                                                                --------------     --------------     -------------
Net Earnings.............................................................        $    80,906        $   101,802        $   110,865
                                                                                ==============     ==============     =============

Basic net earnings per common share:
     Basic earnings from continuing operations...........................        $      1.15        $      1.33        $      1.36
     Loss from discontinued operations, net of tax.......................              (0.05)             (0.03)               --
     Cumulative effect of change in accounting principle, net of tax.....                 --                 --                --
                                                                                --------------     --------------     -------------
Basic net earnings per common share......................................        $      1.09        $      1.29        $      1.36
                                                                                ==============     ==============     =============

Diluted net earnings per common share:
     Diluted earnings from continuing operations.........................        $      1.13        $      1.30        $      1.33
     Loss from discontinued operations, net of tax.......................              (0.05)             (0.03)               --
     Cumulative effect of change in accounting principle, net of tax.....                 --                 --                --
                                                                                --------------     --------------     -------------
Diluted net earnings per common share....................................        $      1.08        $      1.27        $      1.33
                                                                                ==============     ==============     =============

Basic weighted average shares outstanding................................             74,001             78,650             81,528
                                                                                ==============     ==============     =============
Diluted weighted average shares outstanding..............................             74,936             80,010             83,600
                                                                                ==============     ==============     =============


                 See notes to consolidated financial statements.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (in thousands, except per share amounts)

                                                    Common Stock      Additional                                          Total
                                                  ------------------   Paid-In       Unearned     Retained   Treasury  Stockholders'
                                                   Shares   Amount     Capital     Compensation   Earnings     Stock      Equity
                                                  -------- --------- ------------ ------------- ----------- ---------- ------------
Balance, December 28, 2003.......................  108,503  $ 1,085   $  201,951   $   (1,377)   $ 517,365  $(265,881)  $  453,143

   Net earnings..................................      --       --           --           --       110,865        --       110,865
   Purchases of treasury stock...................      --       --           --           --           --     (99,723)     (99,723)
   Dividends declared on common stock, $0.06
     per share...................................      --       --           --           --        (4,867)       --        (4,867)
   Stock options exercised and related tax
     benefit.....................................      --       --        13,756          --           --      16,200       29,956
   Shares issued under employee benefit plans....      --       --         3,747          --           --       2,232        5,979
   Nonvested shares awarded under equity
     incentive plans, net of forfeitures.........      --       --         1,443       (1,969)         --         526          --
   Amortization of unearned compensation
     relating to nonvested shares................      --       --           --         1,422          --         --         1,422
   Dividends paid for fractional shares..........      --       --           --           --           (48)       --           (48)
                                                  -------- --------- ------------ ------------- ----------- ---------- -------------
Balance, December 26, 2004.......................  108,503    1,085      220,897       (1,924)     623,315   (346,646)     496,727

   Net earnings..................................      --       --           --           --       101,802        --       101,802
   Purchases of treasury stock...................      --       --           --           --           --    (196,066)    (196,066)
   Dividends declared on common stock, $0.20
     per share...................................      --       --           --           --       (14,840)       --       (14,840)
   Stock options exercised and related tax
     benefit.....................................      --       --         9,274          --           --       9,080       18,354
   Shares issued under employee benefit plans....      --       --         2,586          --           --       1,816        4,402
   Nonvested shares awarded under equity
     incentive plans, net of forfeitures.........      --       --         2,231       (2,921)         --         690          --
   Amortization of unearned compensation
     relating to nonvested shares................      --       --           --         2,231          --         --         2,231
                                                  -------- --------- ------------ ------------- ----------- ---------- -------------
Balance, December 25, 2005.......................  108,503    1,085      234,988       (2,614)     710,277   (531,126)     412,610

   Net earnings..................................      --       --           --           --        80,906        --        80,906
   Purchases of treasury stock...................      --       --           --           --           --     (38,522)     (38,522)
   Dividends declared on common stock, $0.22
     per share...................................      --       --           --           --       (16,299)       --       (16,299)
   Reclassification of unearned compensation
     related to the adoption of Statement of
     Financial Accounting Standards No. 123(R)
     (Note 3)....................................      --       --        (2,614)       2,614          --         --           --
   Stock options exercised and related tax
     benefit.....................................      --       --        10,017          --           --      11,981       21,998
   Shares issued under employee benefit plans....      --       --         1,935          --           --       2,232        4,167
   Nonvested shares awarded under equity
     incentive plans.............................      --       --          (998)         --           --         998          --
   Stock-based compensation expense related to
     employee-based equity awards................      --       --        21,794          --           --         --        21,794
                                                  -------- --------- ------------ ------------- ----------- ---------- -------------
Balance, December 31, 2006.......................  108,503  $ 1,085   $  265,122   $      --     $ 774,884  $(554,437)  $  486,654
                                                  ======== ========= ============ ============= =========== ========== =============


                 See notes to consolidated financial statements.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                       Fiscal Year Ended
                                                                         ----------------------------------------------
                                                                          December 31,    December 25,    December 26,
                                                                              2006            2005            2004
                                                                         --------------  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net earnings........................................................    $   80,906      $  101,802      $  110,865
   Adjustments to reconcile net earnings to net cash provided by operating activities:
      Cumulative effect of change in accounting principle, net of
         tax...........................................................           --              225             --
      Depreciation and amortization....................................        64,738          54,580          46,051
      Amortization of intangible assets................................           721             878             663
      Stock-based compensation.........................................        21,794           2,231           1,422
      Other amortization...............................................           366             246             309
      Deferred income tax provision (benefit)..........................       (12,083)          9,871          25,313
      Inventory impairment.............................................           --              --            2,000
      Impairment and other restaurant closure costs....................         8,800           3,900             --
      Loss on disposition of property and equipment....................         2,573           2,067           1,955
      Income tax benefit from stock-based compensation.................         2,757           5,370          10,459
   Changes in assets and liabilities, exclusive of effects of acquisitions:
      Receivables......................................................        (9,202)          1,371          (7,218)
      Receivables related to captive insurance subsidiary..............         1,259             154          (2,116)
      Inventories......................................................         8,907          15,753         (16,925)
      Prepaid and other current assets.................................        (2,246)         (2,583)           (665)
      Accounts payable.................................................       (16,194)         18,757           5,197
      Accrued expenses and other current liabilities...................        13,694          11,842          (3,542)
      Loss reserve and unearned premiums related to
         captive insurance subsidiary..................................        (8,143)         (1,202)          6,880
      Income taxes.....................................................        10,818          (5,941)          8,378
      Other non-current liabilities....................................         7,070           4,866           2,702
      Other............................................................        (1,941)         (2,984)         (1,123)
                                                                         --------------  --------------  --------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES........................       174,594         221,203         190,605
                                                                         --------------  --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment.................................      (122,896)       (139,396)       (104,620)
   Change in restricted assets related to captive insurance
      subsidiary.......................................................         5,973          (1,943)         (6,623)
   Acquisition of restaurants..........................................        (8,120)        (47,616)        (13,817)
   Lease acquisition costs.............................................           --              --           (4,875)
   Acquisition of other intangible asset...............................           --              --           (2,809)
   Proceeds from sale of property and equipment........................           281           1,237              66
   Proceeds from sale-leaseback transaction............................         3,090             --              --
   Maturities and sales of short-term investments......................           --              --             (253)
   Other investing activities..........................................           --              --           (1,124)
                                                                         --------------  --------------  --------------
      NET CASH USED BY INVESTING ACTIVITIES............................      (121,672)       (187,718)       (134,055)
                                                                         --------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Purchases of treasury stock.........................................       (38,522)       (196,066)        (99,723)
   Dividends paid......................................................       (14,840)         (4,867)         (3,911)
   Issuance of common stock upon exercise of stock options.............        17,072          12,984          19,497
   Shares issued under employee benefit plans..........................         4,167           4,402           5,979
   Excess tax benefits from stock-based compensation...................         2,169             --              --
   Net debt proceeds (payments)........................................       (13,182)        152,673          14,832
   Deferred financing costs relating to issuance of long-term debt.....          (517)           (213)           (449)
                                                                         --------------  --------------  --------------
      NET CASH USED BY FINANCING ACTIVITIES............................       (43,653)        (31,087)        (63,775)
                                                                         --------------  --------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...................         9,269           2,398          (7,225)
CASH AND CASH EQUIVALENTS, beginning of period.........................        13,040          10,642          17,867
                                                                         --------------  --------------  --------------
CASH AND CASH EQUIVALENTS, end of period...............................    $   22,309      $   13,040      $   10,642
                                                                         ==============  ==============  ==============

                 See notes to consolidated financial statements.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)
                                 (in thousands)

                                                                               Fiscal Year Ended
                                                             ------------------------------------------------------
                                                                December 31,      December 25,       December 26,
                                                                   2006              2005               2004
                                                             ----------------- -----------------  -----------------
SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION:
     Cash paid during the year for:
       Income taxes....................................         $     37,580      $     45,402       $     12,428
                                                             ================= =================  =================
       Interest........................................         $     11,575      $      3,340       $      1,056
                                                             ================= =================  =================

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:

We issued  nonvested  shares  (referred to as  restricted  stock prior to fiscal
2006) with grant date fair values of $4,500,000 in 2006,  $2,921,000 in 2005 and
$1,945,000 in 2004.

In 2002, we entered into a rabbi trust agreement to protect the assets of the nonqualified deferred compensation plan for certain of our associates. The plan investments are included in other assets and the offsetting obligation is included in other non-current liabilities in our consolidated balance sheets. We had non-cash increases in these balances of $3,357,000, $3,940,000 and $3,881,000 in 2006, 2005 and 2004, respectively.

We made matching contributions in shares of our common stock to a profit sharing plan and trust established in accordance with Section 401(k) of the Internal Revenue Code of $1,308,000 in 2004. In 2005, we began matching contributions in cash.

We had property and equipment purchases accrued in accounts payable of approximately $10,400,000 and $11,100,000 as of December 31, 2006 and December 25, 2005, respectively.

We declared cash dividends of  $16,299,000,  $14,840,000 and $4,867,000 in 2006,
2005 and 2004 which were subsequently paid in the following year.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization

Applebee's International, Inc. and our subsidiaries develop, franchise and operate casual dining restaurants under the name "Applebee's Neighborhood Grill & Bar." As of December 31, 2006, there were 1,930 Applebee's restaurants. Franchisees operated 1,409 of these restaurants and 521 restaurants were company-owned. These restaurants were located in 49 states, 16 countries outside of the United States and one U.S. territory.

On September 20, 2002, we formed Neighborhood Insurance, Inc., a regulated Vermont corporation and a wholly-owned subsidiary, as a captive insurance company. Neighborhood Insurance, Inc. was established to provide Applebee's International, Inc. and qualified franchisees with workers' compensation and general liability insurance. In 2006, we discontinued writing insurance coverage for new or existing participants (Note 14).

2. Summary of Significant Accounting Policies

Principles of consolidation: The consolidated financial statements include our accounts and the accounts of our wholly-owned subsidiaries. We have eliminated all intercompany profits, transactions and balances.

Fiscal year: Our fiscal year ends on the last Sunday of the calendar year. The fiscal year ended December 31, 2006 contained 53 weeks. The fiscal years ended December 25, 2005 and December 26, 2004 each contained 52 weeks. These fiscal years will be referred to hereafter as 2006, 2005 and 2004, respectively.

Cash and cash equivalents: We consider all money market investment instruments to be cash and cash equivalents. Periodically, we have outstanding checks that are written in excess of the cash balances at our bank which create a book overdraft and are required to be presented as a current liability. As of December 25, 2005, we had checks written in excess of a bank balance of $13,430,000 which were included in accounts payable in the consolidated balance sheets. This balance was subsequently funded through our credit facility in 2006.

Financial instruments: Our financial instruments as of December 31, 2006 and December 25, 2005 consist of cash equivalents, short-term investments, accounts receivable, notes payable and long-term debt, excluding capitalized lease obligations. The carrying amount of cash equivalents and accounts receivable (including receivables related to the captive insurance subsidiary) approximates fair value because of the short maturity of those instruments. We based the carrying amount of short-term investments on quoted market prices. We based the fair value of our long-term debt, excluding capitalized lease obligations, on quotations made on similar issues. The fair value of these financial instruments approximates the carrying amounts reported in the consolidated balance sheets.

Investments: We have certificates of deposit that are included in short-term investments and auction rate securities that are included in restricted assets related to the captive insurance subsidiary in our consolidated balance sheets. We have classified all investments as available-for-sale. Due to the short time period between reset dates of the interest rates, there are no unrealized gains or losses associated with the auction rate securities. The contractual maturities of the auction rate securities range from 2030 to 2033.

Inventories: We state inventories at the lower of cost, using the first-in, first-out method, or market. When necessary, we record inventory reserves for obsolescence and shrinkage based upon inventory turnover trends, historical experience and the specific identification method.

Property and equipment: We report property and equipment at historical cost less accumulated depreciation. Depreciation is recorded on a straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the lease term, as defined in operating leases below, or the estimated useful life of the related asset. The general ranges of original depreciable lives are as follows:

     o    Buildings                     20 years
     o    Leasehold improvements        15-20 years
     o    Furniture and equipment       2-7 years

We record capitalized interest in connection with the development of new restaurants and amortize it over the estimated useful life of the related asset. We capitalized $959,000 in interest costs during 2006, $462,000 during 2005 and $189,000 during 2004.

Software   costs:   Costs  incurred  in  connection   with  the  development  of
internal-use software are capitalized and amortized over the expected useful life of the asset.

Goodwill: Goodwill is not subject to amortization but is tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. If an impairment is indicated, the fair value of the reporting unit's goodwill is determined by allocating the unit's fair value to its assets and liabilities (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination. The amount of impairment for goodwill is measured as the excess of its carrying value over its implied fair value.

Impairment of long-lived assets: We review our restaurant property and equipment for impairment quarterly on a restaurant-by-restaurant basis using historical cash flows as well as current estimates of future cash flows and/or appraisals.

We review other non-amortizing long-lived assets annually and when events or circumstances indicate that the carrying value of the asset may not be recoverable. The recoverability is assessed in most instances by comparing the carrying value to its undiscounted cash flows.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates, which are frequently made in consultation with certain third-party advisors, include, but are not limited to, estimates for legal actions and general liability, workers' compensation and health insurance, long-term incentives and the collectibility of receivables.

We are periodically involved in various legal actions arising in the normal course of business. We are required to assess the probability of any adverse judgments as well as the potential range of loss. We determine the required accruals after consideration of the probability of adverse judgment and a review of the facts of each legal action.

The estimated liability for general liability, workers' compensation and health insurance is established based upon historical claims data and third-party actuarial estimates of settlement costs for incurred claims. We recognized expense of $24,168,000 in 2006, $27,557,000 in 2005 and $25,116,000 in 2004
related to these types of insurance in our consolidated financial statements. Unanticipated changes in these factors may require us to revise our estimates.

We have various long-term associate incentive compensation plans which require us to make estimates to determine our liability based upon projected performance of plan criteria. If actual performance against the criteria differs from our estimates in the future, we will be required to adjust our liability accordingly.

We continually assess the collectibility of our franchise receivables. We establish our allowance for bad debts based on several factors, including historical collection experience, the current economic environment and other specific information available to us at the time. The allowance for bad debts may change in the future due to changes in the factors above or other new developments.

Estimates and assumptions used by management affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition: We recognize company restaurant sales when food and beverage items are sold. Company restaurant sales are reported net of sales tax collected from our guests and are remitted to the appropriate taxing authorities.

We record a liability in the period in which a gift card is issued and proceeds are received. As gift cards are redeemed, this liability is reduced and revenue is recognized. We recognize gift card slippage income when the likelihood of the redemption of the card becomes remote.

We recognize royalties on a franchisee's sales in the period in which the sales are reported to have occurred. The recognition of franchise fees is deferred until we have performed substantially all of our related obligations as franchisor, typically when the restaurant opens. Franchise fees, included in franchise royalties and fees in the consolidated statements of earnings, totaled $3,957,000 for 2006, $3,358,000 for 2005 and $3,096,000 for 2004.

Other franchise income includes insurance premiums from franchisee participation in our captive insurance program in 2005 and 2004 and revenue from information technology products and services provided to certain franchisees in all periods. Income from franchisee premiums and information technology services is recognized ratably over the related contract period. Income from information technology products is recognized when the products are installed at the restaurant.

Advertising costs: We recognize company-owned restaurant contributions to the national marketing pool in the period the contribution accrues. We expense most local advertising costs for company-owned restaurants as we incur them, but we expense the production costs of advertising the first time the advertising takes place. Advertising expense related to company-owned restaurants was $56,731,000 for 2006, $51,969,000 for 2005 and $46,324,000 for 2004.

Operating leases: We account for our restaurant and office space leases in accordance with Statement of Financial Accounting Standards ("SFAS") No.13, "Accounting for Leases" and other authoritative guidance. We recognize rent expense for our operating leases, which have escalating rentals over the term of the lease, on a straight-line basis over the initial term and those option periods where failure to exercise such options would result in an economic penalty such that the renewal appears reasonably assured. In addition, the lease term is deemed to commence on the date we become legally obligated for rent payments. Prior to 2006, we capitalized the straight-line rent amounts during the construction period of leased properties. In 2006, we changed our policy to expense the straight-line rent during the construction period as required by FASB Staff Position ("FSP") 13-1, "Accounting for Rental Costs Incurred during a Construction Period." The impact of FSP 13-1 was not material to our consolidated financial statements. Straight-line rent subsequent to the construction period and prior to the restaurant opening is recognized as expense. We use a consistent lease term when calculating depreciation of leasehold improvements, determining straight-line rent expense and determining classification of our leases as either operating or capital. Contingent rents are generally amounts due as a result of sales in excess of amounts stipulated in certain restaurant leases and are included in rent expense as they accrue.

Certain of our lease agreements contain tenant improvement allowances, rent holidays, lease premiums, rent escalation clauses and/or contingent rent provisions. For purposes of recognizing incentives, premiums, rent holidays and minimum rental expenses on a straight-line basis over the terms of the leases, we use the date of initial possession to begin amortization, which is generally when we enter the property and begin to make improvements in preparation of its intended use.

For tenant improvement allowances, we record a deferred rent liability in either other current liabilities or other non-current liabilities on the consolidated balance sheet and amortize the deferred rent over the term of the lease as a reduction to direct and occupancy costs in the consolidated statements of earnings.

Asset Retirement Obligations: In 2005, we adopted FASB Interpretation No. 47 "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). We have entered into certain leases which may require us to return the property to the landlord in its original condition. Beginning in 2005, we recorded expenses for these leases in our consolidated financial statements in direct and occupancy costs. We recorded an expense of $350,000 ($225,000, net of income taxes) for years prior to 2005 as a cumulative effect of a change in accounting principle as required by FIN 47.

Pre-opening expense: We expense direct training, food and beverage costs and other costs, including rent expense subsequent to the construction period but prior to restaurant opening, related to opening new or relocated restaurants as they are incurred, which is typically in the month of opening.

Income taxes: We use the asset and liability method to determine deferred income taxes. Deferred tax assets and liabilities are computed based upon future tax consequences associated with differences between the financial statement carrying amount and the tax bases of assets and liabilities.

Net earnings per share: We compute basic net earnings per common share by dividing income available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted net earnings per common share reflects the potential dilution that could occur if holders of options or other contracts to issue common stock exercised or converted their holdings into common stock. Outstanding stock options, stock appreciation rights and other equity-based compensation represent the only dilutive effects on weighted average shares. The chart below presents a reconciliation between basic and diluted weighted average shares outstanding and the related net earnings per share. All amounts in the chart, except per share amounts, are expressed in thousands.

                                                                         2006               2005               2004
                                                                    --------------     --------------     --------------
Earnings from continuing operations ...........................      $   84,972         $   104,293        $   111,094
Loss from discontinued operations, net of tax..................          (4,066)             (2,266)              (229)
Cumulative effect of change in accounting principle,
  net of tax...................................................             --                 (225)               --
                                                                    --------------     --------------     --------------
Net Earnings...................................................      $   80,906         $   101,802        $   110,865
                                                                    ==============     ==============     ==============

Basic weighted average shares outstanding......................          74,001              78,650             81,528
Dilutive effect of stock options, SARs and other equity-based
  compensation.................................................             935               1,360              2,072
                                                                    --------------     --------------     --------------
                                                                         74,936              80,010             83,600
                                                                    ==============     ==============     ==============

Basic net earnings per common share:
   Basic earnings from continuing operations...................      $     1.15         $      1.33        $      1.36
   Loss from discontinued operations, net of tax...............           (0.05)              (0.03)               --
   Cumulative effect of change in accounting principle,
     net of tax................................................             --                  --                 --
                                                                    --------------     --------------     --------------
Basic net earnings per common share............................      $     1.09         $      1.29        $      1.36
                                                                    ==============     ==============     ==============

Diluted net earnings per common share:
     Diluted earnings from continuing operations...............      $     1.13         $      1.30        $      1.33
     Loss from discontinued operations, net of tax.............           (0.05)              (0.03)               --
     Cumulative effect of change in accounting principle,
       net of tax..............................................             --                  --                 --
                                                                    --------------     --------------     --------------
Diluted net earnings per common share..........................      $     1.08         $      1.27        $      1.33
                                                                    ==============     ==============     ==============

We excluded stock options and stock appreciation rights ("SARs") with exercise prices greater than the average market price of our common stock for the applicable periods from the computation of diluted weighted average shares outstanding as the effect would be anti-dilutive. We excluded approximately 5,400,000, 2,800,000 and 1,500,000 of these options and SARs from our diluted weighted average share computation for 2006, 2005 and 2004, respectively.

Cash flows: For purposes of the consolidated statements of cash flows, we consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

New accounting pronouncements: In March 2006, the Emerging Issues Task Force ("EITF") issued EITF Issue 06-3, "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)." A consensus was reached that entities may adopt a policy of presenting sales taxes in the income statement on either a gross or net basis. If taxes are significant, an entity should disclose its policy of presenting taxes and the amounts of taxes. The guidance is effective for periods beginning after December 15, 2006. We present company sales net of sales taxes in our consolidated financial statements. The impact of this adoption did not change our method for recording sales taxes in our consolidated financial statements.

In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. ("FIN") 48, "Accounting for Uncertainty in Income Taxes," which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 is effective for fiscal years beginning after December 15, 2006. The impact of this adoption will not be material to our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." This statement defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements. The statement applies whenever other statements require or permit assets or liabilities to be measured at fair value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The impact of this adoption will not be material to our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This statement requires companies to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income to report the funded status of defined benefit pension and other postretirement benefit plans. The statement requires prospective application, and the recognition and disclosure requirements are effective for companies with fiscal years ending after December 15, 2006.
Additionally, SFAS No. 158 requires companies to measure plan assets and obligations at their year-end balance sheet date. This requirement is effective for fiscal years ending after December 15, 2008. The impact of this adoption was not material to our consolidated financial statements and we are in compliance with the measurement date provisions of this statement as of December 31, 2006.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements," which provides interpretive guidance regarding the consideration given to prior year misstatements when determining materiality in current year financial statements. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The impact of this adoption was not material to our consolidated financial statements.

In October 2006, the FASB issued FASB Staff Position ("FSP") FAS 123 (R)-5, "Amendment to FSP FAS 123 (R)-1." FSP FAS 123(R)-5 addresses whether a modification of an instrument in connection with an equity restructuring should be considered a modification for purposes of applying FSP FAS 123(R)-1. This FSP states that no change in the recognition or the measurement (due to a change in classification as a result of a modification solely to reflect an equity restructuring that occurs when the holders are no longer employees) of the instruments will result if two conditions are met: (1) there is no increase in fair value of the award or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring and (2) all holders of the same class of equity instruments are treated in the same manner. The effective date of FSP FAS 123(R)-5 is the first reporting period beginning after October 10, 2006. The impact of this adoption was not material to our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities." This statement permits entities to choose to measure many financial instruments and certain other items at fair value. If the fair value option is elected, unrealized gains and losses will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact of this adoption on our consolidated financial statements.

3. Stock-Based Compensation

Our Board of Directors has approved the Amended and Restated 1995 Equity Incentive Plan ("1995 Plan") and the 1999 Employee Incentive Plan ("1999 Plan") which allow for the granting of stock options, SARs, nonvested shares, performance units and performance shares to eligible participants. Grants of stock options may be either incentive or nonqualified. There are 19,900,000 and 2,473,875 shares authorized under the 1995 Plan and the 1999 Plan, respectively. As of December 31, 2006, we estimate there are 3,382,155 shares available for grant under the 1995 Plan. This estimate is based upon the total number of SARs that would be exercised using the market price of our stock as of December 29, 2006. We will not make additional grants under the 1999 Plan. Only shares actually issued upon exercise of a SAR are counted against the shares authorized under the 1995 Plan. We issue shares out of our treasury for stock option exercises, SAR exercises and nonvested share issuances.

In 2002, our Board of Directors approved performance share plans with a three-year performance period. Performance shares represent rights to receive our common stock, cash or any combination thereof, based upon certain performance criteria. In 2004, we reversed $447,000 of compensation expense previously recognized due to the 2004 performance versus our three-year performance criteria. We recorded compensation expense of $65,000 in 2005 related to these grants. These amounts were based on the market price of our common stock at the end of each fiscal year. We no longer grant performance shares.

Prior to 2006, we accounted for these stock-based compensation equity awards under the intrinsic method of Accounting Principles Board ("APB") Opinion No.
25. APB Opinion No. 25 required compensation cost to be recognized based on the excess, if any, between the quoted market price of the stock at the date of grant and the amount an employee must pay to acquire the stock. All options awarded under both of our plans were granted with an exercise price equal to the fair market value on the date of the grant and, accordingly, no compensation expense was recognized for stock option awards. In addition, we adopted the disclosure provisions of SFAS No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure, an amendment of FASB Statement No. 123." The statement required prominent disclosures in financial statements regarding the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

Under APB Opinion No. 25, pro forma expense for stock-based compensation was calculated using a graded vesting schedule over the explicit vesting period. The following table presents the effect on our net earnings and earnings per share had we adopted the fair value method of accounting for stock-based compensation under SFAS No. 123, "Accounting for Stock-Based Compensation" for 2005 and 2004 (in thousands, except for per share amounts).

                                                           2005              2004
                                                     ----------------  ----------------
Net earnings, as reported..........................    $    101,802      $    110,865
Add:  Stock-based compensation expense included
   in net earnings, net of related taxes...........           1,409               638
Less:  Total stock-based employee compensation
   expense determined under fair value based
   methods for all equity awards, net
   of related taxes(1).............................           8,536             8,555
                                                     ----------------  ----------------

Pro forma net earnings.............................    $     94,675      $    102,948
                                                     ================  ================

Basic net earnings per common share,
   as reported.....................................    $       1.29      $       1.36
                                                     ================  ================
Basic net earnings per common share,
   as adjusted.....................................    $       1.20      $       1.26
                                                     ================  ================

Diluted net earnings per common share,
   as reported.....................................    $       1.27      $       1.33
                                                     ================  ================
Diluted net earnings per common share,
   as adjusted.....................................    $       1.18      $       1.23
                                                     ================  ================

(1) SFAS No. 123 (revised 2004) requires compensation expense to be recognized over the requisite service period which is generally from the grant date to the earlier of a) the explicit vesting date or b) the date on which the employee becomes retirement eligible. If pro forma expense for 2005 and 2004 had been derived using this approach, additional stock-based compensation would have been $2,731 and $2,013, net of tax, respectively, and pro forma net income would have been $91,944 and $100,935, respectively. Additionally, basic and diluted pro forma earnings per share would have been $1.17 and $1.15, respectively, for 2005 and $1.24 and $1.21, respectively, for 2004.

We adopted the fair value recognition provisions of SFAS No. 123(R), "Share-Based Payment" ("SFAS 123(R)") at the beginning of 2006. SFAS No. 123(R) requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of earnings based on fair value. With limited exceptions, the amount of compensation cost is measured based on the fair value on the grant date of the equity or liability instruments issued. Compensation cost is recognized over the period that an employee provides service for that award. We adopted this accounting treatment using the modified prospective transition method; therefore, results for prior periods have not been restated.

Beginning in 2006, we changed our method of determining the fair value of stock-based equity awards from the Black-Scholes model to a binomial model. The binomial model considers a range of assumptions relative to volatility, risk-free interest rates and employee exercise behavior, which models actual employee behaviors. We believe the binomial model provides a fair value that is more representative of actual and future experience as compared to the Black-Scholes model.

Compensation costs for 2006 have been recognized for all new equity awards granted in 2006 and those equity awards granted prior to 2006 that have yet to reach the end of their service period. As required by SFAS No. 123(R), we began recognizing expense for employee stock-based compensation over the shorter of the vesting period or the period from the date of the grant until the date the employee becomes eligible for retirement. We recognize expense for stock-based compensation over the graded vesting period. We recognized stock-based compensation in the consolidated financial statements as follows:

                                                                   2006            2005            2004
                                                              --------------- --------------- ---------------
       Labor................................................    $    930        $    --         $    --
       General and administrative expenses..................      20,864           2,231             975
       Income taxes.........................................      (7,410)           (822)           (337)
                                                              --------------- --------------- ---------------
       Stock-based compensation expense included
          in net earnings, net of related tax...............    $ 14,384        $  1,409        $    638
                                                              =============== =============== ===============

As of December 31, 2006, we had unrecognized compensation expense for stock options and SARs of $16,300,000 to be recognized over a weighted average period of 1.8 years.

As required by SFAS No. 123(R), unearned compensation of $2,614,000, which was previously reflected as a reduction to stockholders' equity as of December 25, 2005, was reclassified as a reduction to additional paid-in capital upon our adoption of this statement.

Stock Options

Prior to 2005, we granted substantially all of our equity awards through stock options once per year. These stock options generally vest over three years and expire ten years from the date of the grant.

In 2005, we granted substantially all of our equity awards through quarterly stock option grants. Grants issued in the first quarter of each year vest three years from the date of the grant. Grants issued in subsequent quarters vest on the same date as the first quarterly stock option grant of that year. In 2005 and 2006, we also granted to certain employees stock options with 25% of the grant vesting four years from the grant date and the remaining 75% of the grant vesting five years from the grant date. The 2005 option grants expire six to seven years from the date of the grant. In the first quarter of 2006, we issued grants to certain employees and members of the Board of Directors which vest either one or three years from the date of the grant. As part of their compensation package, the outside members of the board of directors receive a grant of options in the first quarter of every year which expire ten years from the grant date.

Transactions for stock options relative to both plans for 2004 to 2006 were as follows:

                                                                      1995 Plan
                                        ----------------------------------------------------------------------
                                                                              Weighted
                                                              Weighted         Average
                                                               Average        Remaining
                                            Number of         Exercise       Contractual        Aggregate
                                             Options           Price            Life         Intrinsic Value
                                        ------------------ -------------- ---------------- -------------------
                                                                                              (in thousands)
    Options outstanding at
        December 28, 2003............       5,487,048         $  12.84        7.4 years
           Granted...................       1,596,944         $  25.82
           Exercised.................      (1,445,331)        $  10.09                         $   22,138
           Forfeited.................        (570,853)        $  14.91
                                        ------------------
    Options outstanding at                  5,067,808         $  17.48
        December 26, 2004............                                         7.3 years
           Granted...................       3,277,725         $  25.69
           Exercised.................        (638,163)        $  11.89                         $    9,188
           Forfeited.................        (341,437)        $  23.80
                                        ------------------
    Options outstanding at
        December 25, 2005............       7,365,933         $  21.33        6.5 years
           Granted...................         453,943         $  22.16
           Exercised.................      (1,058,021)        $  13.45                         $   10,838
           Expired...................            (120)        $   8.30
           Forfeited.................        (586,486)        $  25.62
                                        ------------------
    Options outstanding at
        December 31, 2006............       6,175,249         $  22.33        5.8 years        $   20,139
                                        ==================
    Options vested and expected to
        vest at December 31, 2006....       5,667,470         $  22.07        1.1 years        $   19,786
                                        ==================
    Options exercisable at
        December 31, 2006............       1,985,145         $  16.02        5.4 years        $   17,473
                                        ==================

                                                                      1999 Plan
                                        ---------------------------------------------------------------------
                                                                              Weighted
                                                              Weighted         Average
                                                               Average        Remaining
                                            Number of         Exercise       Contractual        Aggregate
                                             Options           Price            Life         Intrinsic Value
                                        ------------------ -------------- ---------------- ------------------
                                                                                              (in thousands)
    Options outstanding at
        December 28, 2003............       1,775,097         $  12.77        7.7 years
           Granted...................             --               --
           Exercised.................        (572,048)        $  10.46                         $    8,744
           Forfeited.................         (73,439)        $  14.81
                                        ------------------
    Options outstanding at                  1,129,610
        December 26, 2004............                         $  13.80        7.0 years
           Granted...................             --               --
           Exercised.................        (418,813)        $  13.67                         $    5,325
           Forfeited.................         (46,141)        $  16.02
                                        ------------------
    Options outstanding at
        December 25, 2005............         664,656         $  13.73        6.0 years
           Granted...................             --               --
           Exercised.................        (213,758)        $  13.74                         $    2,090
           Expired...................             --               --
           Forfeited.................            (505)        $  13.22
                                        ------------------
    Options outstanding at
        December 31, 2006............         450,393         $  13.72        4.9 years        $    4,933
                                        ==================
    Options vested and expected to
        vest at December 31, 2006....         450,315         $  13.72        4.9 years        $    4,932
                                        ==================
    Options exercisable at
        December 31, 2006............         445,893         $  13.69        4.9 years        $    4,895
                                        ==================

The aggregate intrinsic value was calculated using the difference between the current market price and the grant price for only those equity awards that have a grant price that is less than the current market price.

The following table summarizes information relating to our fixed-priced stock options outstanding for both plans at December 31, 2006.

                                            Options Outstanding                      Options Exercisable
                              ------------------------------------------------  -------------------------------
                                                 Weighted
                                                  Average         Weighted                         Weighted
                                                 Remaining         Average                          Average
    Range of Exercise             Number        Contractual       Exercise          Number         Exercise
          Prices               Outstanding         Life             Price         Exercisable        Price
----------------------------  --------------  ---------------  ---------------  --------------- ---------------
 1995 Plan:
  $   6.18   to   $  14.72        849,089        4.0 years         $  11.40          849,089        $  11.40
  $  16.12   to   $  21.00        820,438        6.0 years         $  17.09          709,677        $  16.54
  $  21.01   to   $  23.22      1,136,137        6.0 years         $  22.39          136,330        $  21.47
  $  23.35   to   $  25.72        262,273        6.4 years         $  24.87           50,999        $  24.80
  $  25.79   to   $  25.79        940,453        7.0 years         $  25.79          131,220        $  25.79
  $  25.85   to   $  26.29        111,705        7.8 years         $  25.98           96,580        $  26.00
  $  26.30   to   $  26.30      1,429,000        5.6 years         $  26.30              --              --
  $  26.31   to   $  28.91        626,154        5.6 years         $  27.95           11,250        $  26.87
                              --------------                                    ---------------
  $   6.18   to   $  28.91      6,175,249        5.8 years         $  22.33        1,985,145        $  16.02
                              ==============                                    ===============

 1999 Plan:
  $   7.24   to   $  13.22        161,969        4.0 years         $  10.27          161,969        $  10.27
  $  13.60   to   $  16.13        156,496        5.1 years         $  15.12          151,996        $  15.09
  $  16.15   to   $  17.60        131,928        5.9 years         $  16.29          131,928        $  16.29
                              --------------                                    ---------------
  $   7.24   to   $  17.60        450,393        4.9 years         $  13.72          445,893        $  13.69
                              ==============                                    ===============

The number of options exercisable for each plan are summarized below:

                                             1995 Plan                     1999 Plan
                                   ------------------------------ ----------------------------
                                                      Weighted                       Weighted
                                                       Average                        Average
                                       Options        Exercise         Options       Exercise
                                     Exercisable       Price         Exercisable      Price
                                   --------------- -------------- ---------------- -----------
    December 26, 2004...........      1,572,468        $ 10.70         403,863       $ 10.95
    December 25, 2005...........      1,919,347        $ 13.33         556,656       $ 13.24
    December 31, 2006...........      1,985,145        $ 16.02         445,893       $ 13.69

We derived the following weighted-average assumptions using the binomial model in 2006 and the Black-Scholes model for 2005 and 2004 for stock options:

                                                      2006            2005            2004
                                                 --------------  ---------------  ---------------
                                                   (Binomial)    (Black-Scholes)  (Black-Scholes)
   Expected term in years....................          4.8             5.1             4.8
   Expected stock price volatility...........         31.5%           32.3%           41.6%
   Expected dividend yield...................          0.9%            0.7%            0.3%
   Risk-free interest rate...................          4.6%            3.9%            2.7%
   Fair value of options granted............        $  6.85         $  8.43         $  9.84

Stock Appreciation Rights

Beginning in 2006, we began granting substantially all of our equity awards through quarterly nonvested share and SAR grants which are exercisable in shares of our common stock. Grants issued for the first quarter of each year vest three years from the date of the grant. Grants issued in subsequent quarters vest on the same date as the first quarterly grant of that year. The SARs granted in 2006 expire six to seven years from the date of the grant. Transactions for SARs for 2006 were as follows:

                                                                     1995 Plan
                                        ---------------------------------------------------------------------
                                                                              Weighted
                                                              Weighted         Average
                                                               Average        Remaining
                                             Number of        Exercise       Contractual        Aggregate
                                               SARs             Price           Life         Intrinsic Value
                                        ------------------ -------------- ---------------- ------------------
                                                                                              (in thousands)
    SARs outstanding at
        December 25, 2005............             --                --
           Granted(1)................       1,231,467         $   21.81
           Exercised.................             --                --
           Expired...................             --                --
           Forfeited.................         (64,600)        $   22.17
                                        ------------------
    SARs outstanding at                                                                          $   3,354
        December 31, 2006............       1,166,867         $   21.80       6.2 years
                                        ==================
    SARs vested and expected to                                                                  $   2,868
        vest at December 31, 2006....         997,571         $   21.80       2.2 years
                                        ==================
    SARs exercisable at
        December 31, 2006............             --
                                        ==================

(1) Upon exercise of SARs, employees will receive the number of shares of common stock equal in value to the appreciation in the fair market value based on the difference between the fair market value on the grant date and the fair market value on the date of exercise. The number of shares of common stock delivered as payment of such appreciation will reduce the shares available for issuance under the 1995 Plan.

The following table summarizes information related to our SARs outstanding at December 31, 2006.

                                             SARs Outstanding                          SARs Exercisable
                              ------------------------------------------------  -------------------------------
                                                 Weighted
                                                  Average         Weighted                         Weighted
                                                 Remaining         Average                          Average
    Range of Exercise             Number        Contractual       Exercise          Number         Exercise
          Prices               Outstanding         Life             Price         Exercisable        Price
----------------------------  --------------  ---------------  ---------------  --------------- ---------------
 1995 Plan:
  $  19.92   to   $  21.00        598,164        6.2 years         $  20.66             --               --
  $  22.34   to   $  22.34        267,978        6.2 years         $  22.34             --               --
  $  23.57   to   $  23.57        300,725        6.2 years         $  23.57             --               --
                              --------------                                    ---------------
  $  19.92   to   $  23.57      1,166,867        6.2 years         $  21.80             --               --
                              ==============                                    ===============

We derived the following weighted-average assumptions for SARs using the binomial model:

                                                        2006
                                                   --------------
        Expected term in years                           4.2
        Expected stock price volatility                 31.7%
        Expected dividend yield                          0.9%
        Risk-free interest rate                          4.7%
        Fair value of SARs granted                    $  6.27

Assumptions

We determined our assumptions for stock options and SAR grants based on the following methodology:

Expected term: We have determined the expected term based upon the assumption that all outstanding options and SARs will be exercised at the midpoint of the current holding period and the full contractual term.

Expected volatility: We have determined the expected volatility based on a weighted average of Applebee's volatility over the expected term, historical volatility of certain peer group restaurant volatilities and Applebee's implied volatility.

Expected dividend yield: We have determined the expected dividend yield based upon our expected dividends as a percentage of our current stock price.

Risk-free interest rate: We have determined the risk-free interest rate using the U.S. Treasury yield curve in effect at the time of the grant for the expected term of the equity award.

Nonvested Shares

We grant nonvested shares under our 1995 Plan. Nonvested shares vest either one, two or three years after the date of the grant. The fair value of nonvested shares granted is equal to the market price of the stock at the date of grant. Transactions during 2004 to 2006 were as follows:

                                                                                                Weighted
                                                                                 Number of       Average
                                                                                   Awards       Fair Value
                                                                              --------------- --------------
Nonvested share awards outstanding as of December 28, 2003.................       182,602        $  16.59
Granted....................................................................        84,882           25.08
Vested.....................................................................       (73,031)          14.99
Forfeited..................................................................        (7,183)          22.26
                                                                              --------------- --------------
Nonvested share awards outstanding as of December 26, 2004.................       187,270        $  20.85
Granted....................................................................       117,679           27.66
Vested.....................................................................       (33,917)          18.53
Forfeited..................................................................       (13,219)          25.30
                                                                              --------------- --------------
Nonvested share awards outstanding as of December 25, 2005.................       257,813        $  24.03
Granted....................................................................       204,501           21.79
Vested.....................................................................      (105,168)          19.29
Forfeited..................................................................       (37,245)          25.85
                                                                              --------------- --------------
Nonvested share awards outstanding as of December 31, 2006.................       319,901        $  23.95
                                                                              =============== ==============

As of December 31, 2006, we had unrecognized compensation expense related to nonvested share awards of approximately $2,200,000, which will be recognized over a weighted average period of 1.5 years.

Employee stock purchase plan

Our Board of Directors has authorized an employee stock purchase plan that allows associates to purchase shares of our common stock at a 15% discount through a payroll deduction. We record compensation for this plan using the Black-Scholes valuation model in the quarter that the purchase occurs. As of December 31, 2006, 142,480 shares of the 1,850,000 shares which were authorized under this plan were available for purchase.

4. Acquisitions

All of our acquisitions discussed below have been accounted for using the purchase method of accounting and, accordingly, our consolidated financial statements reflect the results of operations for each acquisition subsequent to the date of acquisition. The assets acquired and liabilities assumed are recorded at estimates of fair value as determined by management based upon information available. We finalize the allocation of purchase price to the fair value of assets acquired and liabilities assumed when we obtain information sufficient to complete the allocation, but in each case, no longer than one year after the acquisition date.

In April 2004, we completed our acquisition of the operations and assets of 10 Applebee's restaurants located in Southern California for approximately $13,800,000 in cash. The purchase price was allocated to the fair value of property and equipment of $2,500,000, goodwill of $10,800,000, and other net assets of approximately $500,000.

In May 2005, we completed the acquisition of 12 Applebee's restaurants in Missouri, Kansas and Arkansas, which included one restaurant under construction, for approximately $39,500,000 in cash. The purchase price was allocated to the fair value of property and equipment of $17,500,000, goodwill of $21,500,000, reacquired franchise rights of approximately $300,000, and other net assets of approximately $200,000.

In January 2006, we completed the acquisition of four Applebee's restaurants in the Houston market for approximately $8,100,000 in cash. The purchase price was allocated to the fair value of property and equipment of $7,400,000, goodwill of approximately $500,000, reacquired franchise rights of approximately $100,000, and other net assets of approximately $100,000.

The following table is comprised of actual company restaurant sales for the three restaurant acquisitions above, which are included in our consolidated financial statements for each period presented, and pro forma company restaurant sales. The pro forma company restaurant sales for 2006 include sales related to the January 2006 acquisition discussed above as if the acquisition had occurred as of the beginning of 2006. We closed one restaurant which we acquired in the January 2006 acquisition. This restaurant has been presented as discontinued operations and therefore, the restaurant sales are not included in the table below. The pro forma company restaurant sales for 2005 includes sales related to the January 2006 acquisition and the May 2005 acquisition discussed above as if the acquisitions had occurred as of the beginning of 2005. The pro forma company restaurant sales for 2004 includes sales related to the May 2005 acquisition and the April 2004 acquisition discussed above as if the acquisition had occurred as of the beginning of 2004.

                                                            2006            2005            2004
                                                       --------------- --------------- ---------------
Actual company restaurant sales
    for acquired restaurants.........................    $   5,400       $  17,000       $  17,600
                                                       =============== =============== ===============

Pro forma company restaurant sales
    for acquired restaurants.........................    $   6,000       $  31,400       $  52,600
                                                       =============== =============== ===============

In April 2005, we completed the acquisition of eight Applebee's restaurants in the Memphis market, which were closed in 2004 by a former franchisee, for approximately $8,800,000 payable in cash. In connection with this acquisition, we paid approximately $800,000 in 2004 and $8,000,000 in 2005. The purchase price of $8,800,000 was allocated to the fair value of property and equipment of approximately $8,200,000 and goodwill of approximately $600,000. We have remodeled and opened seven restaurants and the remaining restaurant was sold to a third-party.

5. Inventory Impairment

In 2004, we determined that we had excess inventories of riblets that no longer met our quality standards. Accordingly, we recorded an inventory impairment of $2,000,000 ($1,300,000, net of income taxes) in our consolidated statements of earnings for 2004. The portion of the riblet inventory impairment related to the company's historical usage of approximately $400,000 was recorded in food and beverage cost and the portion related to the franchisee's historical usage of approximately $1,600,000 was recorded in cost of other franchise income in the consolidated statements of earnings.

6. Restaurant Closures and Impairments

In 2006, we recorded impairment and other restaurant closure costs of approximately $4,500,000 consisting of approximately $1,200,000 of property and equipment, $1,500,000 for a write-down of an investment, approximately $900,000 for restaurant closure costs and approximately $900,000 for a write-down of a corporate aircraft. This charge has been included in our consolidated statement of earnings for 2006.

In 2005, we recorded an impairment of approximately $2,200,000 consisting of a $900,000 write-down of the carrying value of the property and equipment of three restaurants that were not performing as expected and one restaurant that was closed and relocated and a $1,300,000 write-down of one other long-lived asset. This impairment charge has been included in our consolidated statements of earnings for 2005.

In March 2007, we announced that the Board of Directors had approved management's recommendation to close 24 underperforming restaurants located in 11 states which we determined did not have the potential to deliver acceptable long-term returns on invested capital. We closed 19 restaurants in the first fiscal quarter of 2007 and four restaurants in the second fiscal quarter of 2007, leaving one of the 24 underperforming restaurants still open.

We believe that four of the closed restaurants will have significant sales transfer to other existing restaurant locations and, therefore, are not presented as discontinued operations in our condensed consolidated financial statements as required by SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The results of operations, impairment charges and lease obligations related to these four restaurants have been presented within operating earnings in the condensed consolidated statement of earnings.

In assessing restaurants for impairment, we use current and historical operating results to estimate future cash flows on a restaurant by restaurant basis. The asset impairment charges for 2005 and 2006 were calculated by comparing the carrying value of the restaurants' assets to the estimated future cash flow projections. In assessing the above non-restaurant assets for impairment, we used an estimate of their fair market value.

We have revised these financial statements to present the results of operations for 19 of the closed restaurants as discontinued operations in our condensed consolidated financial statements as required by SFAS No. 144. In addition, we have presented the impairment charge and lease obligations for these restaurants in discontinued operations. Company restaurant sales for the restaurants presented in discontinued operations were $27,555,000 $25,736,000 and $19,702,000 for 2006, 2005 and 2004 respectively.

The charges for impairment and other restaurant closure costs and discontinued operations include the following (in thousands):

                                                                          December 31, 2006
                                                              ------------------------------------------
                                                                 Impairment and
                                                                Other Restaurant        Discontinued
                                                                 Closure Costs           Operations
                                                              --------------------  --------------------
Write-down of the carrying value of property and
    equipment and other assets...........................         $     4,494           $     4,306
Loss from operations for discontinued operations.........                 --                  2,472
Loss on disposition of property and equipment............                 --                     17
Income tax benefit for discontinued operations...........                 --                 (2,729)
                                                              --------------------  --------------------
Total costs..............................................         $     4,494           $     4,066
                                                              ====================  ====================

                                                                          December 25, 2005
                                                              ------------------------------------------
                                                                 Impairment and
                                                                Other Restaurant        Discontinued
                                                                 Closure Costs           Operations
                                                              --------------------  --------------------
Write-down of the carrying value of property and
    equipment and other assets...........................         $     2,225           $     1,675
Loss from operations for discontinued operations.........                 --                  2,068
Loss on disposition of property and equipment............                 --                     69
Income tax benefit for discontinued operations...........                 --                 (1,546)
                                                              --------------------  --------------------
Total costs..............................................         $     2,225           $     2,266
                                                              ====================  ====================

                                                                          December 26, 2004
                                                              ------------------------------------------
                                                                 Impairment and
                                                                Other Restaurant        Discontinued
                                                                 Closure Costs           Operations
                                                              --------------------  --------------------
Loss from operations for discontinued operations.........         $       --            $       545
Loss on disposition of property and equipment............                 --                     53
Income tax benefit for discontinued operations...........                 --                   (369)
                                                              --------------------  --------------------
Total costs..............................................         $       --            $       229
                                                              ====================  ====================

The current and non-current assets of the 19 restaurants that are presented as discontinued operations in the condensed consolidated balance sheet are as follows (in thousands):

                                                                        December 31,           December 25,
                                                                            2006                   2005
                                                                     -------------------   --------------------
Current assets:
    Prepaid income taxes........................................         $     1,630           $     1,497
                                                                     -------------------   --------------------
Current assets related to discontinued operations...............         $     1,630           $     1,497
                                                                     ===================   ====================

Non-current assets:
    Deferred income taxes.......................................         $     1,099           $        49
    Property and equipment, net.................................              17,539                19,366
    Other assets, net...........................................               1,067                 1,067
                                                                     -------------------   --------------------
Non-current assets related to discontinued operations...........         $    19,705           $    20,482
                                                                     ===================   ====================

7. Assets Held for Sale

We classify assets as held for sale when there is a plan for disposal of assets and those assets meet the held for sale criteria as defined in SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." During 2006, we began to actively market our existing corporate headquarters under a plan approved by management. Consequently, we have classified the building and land as held for sale as of December 31, 2006. In addition, we began to actively market a corporate aircraft and other assets with immaterial carrying values. We ceased amortizing these assets when we classify the assets as held for sale. In February 2007, the corporate aircraft was sold and we recognized an immaterial gain.

8. Receivables

Receivables are comprised of the following (in thousands):

                                                                           December 31,        December 25,
                                                                               2006                2005
                                                                         -----------------   -----------------
      Franchise royalty, advertising and trade receivables.............     $    39,123         $    27,098
      Credit card receivables..........................................           9,492               8,853
      Other............................................................              73               2,246
                                                                         -----------------   -----------------
                                                                                 48,688              38,197
      Less allowance for bad debts.....................................             917                 340
                                                                         -----------------   -----------------
                                                                            $    47,771         $    37,857
                                                                         =================   =================

We had a provision for bad debts of $592,000 in 2006. We did not have a provision for bad debts in 2005 or 2004. We had write-offs against the allowance for bad debts of $15,000, $77,000 and $627,000 during 2006, 2005 and 2004, respectively.

9. Prepaid and Other Current Assets

Prepaid and other current assets are comprised of the following (in thousands):

                                                                           December 31,        December 25,
                                                                               2006                2005
                                                                         -----------------   -----------------
      Deferred income taxes............................................     $     5,825         $     6,338
      Other............................................................           9,430               7,180
                                                                         -----------------   -----------------
                                                                            $    15,255         $    13,518
                                                                         =================   =================

10. Goodwill and Other Intangible Assets

We have completed the annual goodwill impairment test required under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" in the fourth fiscal quarter for each year reported in our consolidated statements of earnings. We determined that no impairment existed and as a result, no impairment losses were recorded in any year.

Goodwill is summarized below (in thousands):

                                                                           December 31,        December 25,
                                                                               2006                2005
                                                                         -----------------   -----------------
      Carrying amount, beginning of the year...........................     $   138,443         $   116,344
      Goodwill acquired during the year................................             507              22,099
                                                                         -----------------   -----------------
      Carrying amount, end of the year.................................     $   138,950         $   138,443
                                                                         =================   =================

Intangible assets subject to amortization pursuant to SFAS No. 142, "Goodwill and Other Intangible Assets," are summarized below (in thousands):

                                                                   December 31, 2006
                                             --------------------------------------------------------------
                                               Gross Carrying          Accumulated            Net Book
                                                   Amount             Amortization              Value
                                             ------------------    ------------------    ------------------
Amortized intangible assets:
    Franchise interest and rights.......       $       6,371         $      6,172          $         199
    Lease acquisition costs(1)..........               3,430                  650                  2,780
    Noncompete agreement................                 350                  199                    151
                                             ------------------    ------------------    ------------------

Total...................................       $      10,151         $      7,021          $       3,130
                                             ==================    ==================    ==================

                                                                   December 25, 2005
                                             --------------------------------------------------------------
                                               Gross Carrying          Accumulated            Net Book
                                                   Amount             Amortization              Value
                                             ------------------    ------------------    ------------------
Amortized intangible assets:
    Franchise interest and rights.......       $       6,371         $      5,896          $         475
    Lease acquisition costs(1)..........               4,939                  743                  4,196
    Noncompete agreement................                 350                  109                    241
                                             ------------------    ------------------    ------------------

Total...................................       $      11,660         $      6,748          $       4,912
                                             ==================    ==================    ==================

     (1) In connection with the review of long-lived assets during our preparation of the second quarter of fiscal 2006 condensed consolidated financial statements, we recorded an asset impairment charge of approximately $1,100,000, net of accumulated amortization, for lease acquisition costs related to two restaurants whose carrying amounts were not deemed recoverable (Note 6).

Amortizable other intangible assets consist of franchise interest and rights, lease acquisition costs and a noncompete agreement.

Franchise interest and rights represent the allocation of the purchase price of our 1988 acquisition of the Applebee's concept to the restaurants we acquired and the franchise agreements that we assumed based on an independent valuation. We amortize the allocated costs over the estimated life of the restaurants or the franchise agreements on a straight-line basis which originally ranged from 7 to 20 years.

Franchise interest and rights are being amortized over the next one to two years, lease acquisition costs are being amortized over the next 5 to 18 years and the noncompete agreement is being amortized over the next two years.

We expect annual amortization expense for amortizable other intangible assets for the next five fiscal years to range from approximately $200,000 to $500,000.

Intangible   assets  not  subject  to  amortization  are  summarized  below  (in thousands):

                                                                      December 31,          December 25,
                                                                          2006                  2005
                                                                ----------------------  --------------------
      Carrying amount, beginning of the year..................      $      3,138            $     2,793
      Nonamortizable intangible assets acquired
           during the year....................................               140                    345
                                                                ----------------------  --------------------
      Nonamortizable intangible assets amount,
           end of the year....................................      $      3,278            $     3,138
                                                                ======================  ====================

In connection with our acquisition of four Applebee's restaurants in Houston from a franchisee in January 2006, we recorded approximately $100,000 of reacquired franchise rights (Note 4).

In connection with our acquisition of 12 Applebee's restaurants in Missouri, Kansas and Arkansas from a franchisee in May 2005, we recorded approximately $300,000 of reacquired franchise rights (Note 4).

The amount allocated to reacquired franchise rights is based upon the initial franchise fees received from these franchisees. This intangible asset has an indefinite life and, accordingly, will not be amortized but tested for impairment at least annually.

11. Other Assets

Other assets are comprised of the following (in thousands):

                                                                           December 31,        December 25,
                                                                               2006                2005
                                                                         -----------------   -----------------
      Nonqualified deferred compensation plan
        investments  (Note 20).........................................     $    18,729         $    14,493
      Liquor licenses..................................................           5,747               5,474
      Notes receivable.................................................           1,305               1,478
      Deferred financing costs, net....................................           1,013                 664
      Minority investment in unaffiliated company, at net realizable
        value..........................................................             750               2,250
      Other............................................................           6,807               6,473
                                                                         -----------------   -----------------
                                                                            $    34,351         $    30,832
                                                                         =================   =================

12. Property and Equipment

Property and equipment, net, is comprised of the following (in thousands):

                                                                           December 31,        December 25,
                                                                               2006                2005
                                                                         -----------------   -----------------
      Land.............................................................     $   104,240         $    95,297
      Buildings and leasehold improvements.............................         512,419             464,995
      Furniture and equipment..........................................         284,916             255,918
      Construction in progress.........................................          28,717              25,589
                                                                         -----------------   -----------------
                                                                                930,292             841,799
      Less accumulated depreciation and capitalized
        lease amortization.............................................         311,800             270,572
                                                                         -----------------   -----------------
                                                                            $   618,492         $   571,227
                                                                         =================   =================

We have recorded capitalized leases of $4,055,000 at both December 31, 2006 and December 25, 2005, which are included in buildings and leasehold improvements. We had accumulated amortization of such property of $2,258,000 at December 31, 2006 and $2,025,000 at December 25, 2005. These capitalized leases relate to the buildings on certain restaurant properties. The land portion of the restaurant property leases is accounted for as an operating lease.

We had depreciation and capitalized lease amortization expense relating to property and equipment of $64,738,000 for 2006, $54,580,000 for 2005 and $46,051,000 for 2004. Of these amounts, capitalized lease amortization was $233,000 during 2006, $240,000 during 2005 and $239,000 during 2004.

We lease certain of our restaurants. The leases generally provide for payment of minimum annual rent, real estate taxes, insurance and maintenance and, in some cases, contingent rent (calculated as a percentage of sales) in excess of minimum rent. Total rental expense for all operating leases is comprised of the following (in thousands):

                                                            2006                2005                2004
                                                     ------------------  ------------------  -----------------
      Minimum rent.................................     $     26,860        $     23,929        $    20,416
      Contingent rent..............................            1,453               1,389              1,254
                                                     ------------------  ------------------  -----------------
                                                        $     28,313        $     25,318        $    21,670
                                                     ==================  ==================  =================

The present value of capitalized lease payments and the future minimum lease payments under noncancelable operating leases over the lease term as defined in
Note 2 (including leases executed for sites to be developed in 2007) as of December 31, 2006 are as follows (in thousands):

                                                                             Capitalized        Operating
                                                                               Leases            Leases
                                                                          ----------------- -----------------
   2007..................................................................    $       822       $   29,307
   2008..................................................................            851           29,234
   2009..................................................................            880           28,977
   2010..................................................................            895           28,544
   2011..................................................................            896           28,298
   Thereafter............................................................          3,178          257,659
                                                                          ----------------- -----------------
   Total minimum lease payments..........................................          7,522       $  402,019
                                                                                            =================
   Less amounts representing interest....................................          3,606
                                                                          -----------------
   Present value of minimum lease payments...............................    $     3,916
                                                                          =================

In October 2006, we entered into a sale-leaseback arrangement with a third-party finance company involving five restaurant properties. As a result of this transaction, we recorded a deferred gain of approximately $3,100,000 which will be recognized over the 10-year remaining lease term on a straight-line basis.

13. Notes Payable and Long-Term Debt

Our debt, which includes both notes payable and long-term debt, including capitalized lease obligations, is comprised of the following (in thousands):

                                                                            December 31,      December 25,
                                                                                2006              2005
                                                                          ----------------- -----------------
   Notes payable; interest at federal funds rate plus 0.50% at
       December 31, 2006, at federal funds rate plus 0.625% at
       December 25, 2005..............................................       $      --         $     7,900
   Unsecured revolving credit facility; interest at LIBOR plus
       0.5% or prime rate at December 31, 2006, due
       December 2011 and LIBOR plus 0.625% or prime
       rate at December 25, 2005......................................          170,000            175,000
   Capitalized lease obligations (Note 12)............................            3,916              4,054
   Other..............................................................            1,269              1,413
                                                                          ----------------- -----------------
   Total notes payable and long-term debt.............................          175,185            188,367
   Less notes payable and current portion of long-term debt...........              265              8,159
                                                                          ----------------- -----------------
   Long-term debt, less current portion...............................       $  174,920        $   180,208
                                                                          ================= =================

In December 2006, we entered into a new five-year revolving credit facility. The terms of the bank credit agreement provide for $400,000,000 in unsecured revolving credit and an additional $200,000,000 of revolving credit upon satisfaction of the conditions set forth in the credit facility. The facility is subject to various covenants and restrictions which, among other things, require the maintenance of stipulated fixed charge and leverage ratios, as defined. There is no limit on cash dividends provided that the declaration and payment of such dividend does not cause a default of any other covenant contained in the agreement. The facility is subject to other standard terms, conditions, covenants and fees.

As of December 31, 2006, we are in compliance with the covenants contained in our credit agreement. As of December 31, 2006, we had borrowings of $170,000,000, letters of credit of $15,600,000 outstanding and approximately $214,400,000 available under our revolving credit facility.

In December 2004, we had a $150,000,000 unsecured revolving credit facility. The bank credit agreement provided for a $150,000,000 five-year unsecured revolving credit facility, of which $40,000,000 could be used for the issuance of letters of credit. The facility was subject to various covenants and restrictions which, among other things, required the maintenance of stipulated fixed charge, leverage and indebtedness to capitalization ratios, as defined. There was no limit on cash dividends provided that the declaration and payment of such dividend does not cause a default of any other covenant contained in the agreement. The facility was subject to other standard terms, conditions, covenants, and fees.

In September 2005, we entered into an amendment to our credit facility which increased the revolving credit commitment available from $150,000,000 to $200,000,000. In October 2005, we entered into a second amendment to our credit facility which increased the revolving credit commitment available from $200,000,000 to $250,000,000 and provided for an additional $75,000,000 of revolving credit upon satisfaction of the conditions set forth in the credit facility.

Maturities of notes payable and long-term debt, including capitalized lease obligations, ending during the years indicated, are as follows (in thousands):

     2007...............................................................................      $       265
     2008...............................................................................              292
     2009...............................................................................              368
     2010...............................................................................              458
     2011...............................................................................          170,519
     Thereafter.........................................................................            3,283
                                                                                            -----------------
                                                                                              $   175,185
                                                                                            =================

14. Captive Insurance Subsidiary

In 2002, we formed Neighborhood Insurance, Inc., a Vermont corporation and a wholly-owned captive insurance subsidiary to provide Applebee's International, Inc. and qualified franchisees with workers' compensation and general liability insurance. In 2005, we reduced the types of insurance coverage plans offered which resulted in fewer franchisee participants in our captive insurance program. Through 2005, Applebee's International, Inc. and covered franchisees made premium payments to the captive insurance company which pays administrative fees and insurance claims, subject to individual and aggregate maximum claim limits under the captive insurance company's reinsurance policies. Franchisee premium amounts billed by the captive insurance company were established based upon third-party actuarial estimates of settlement costs for incurred and anticipated claims and administrative fees. Franchisee premiums were included in other franchise income ratably over the policy year and the related offsetting expenses were included in cost of other franchise income. In 2006, we discontinued writing insurance coverage for new or existing participants. Cost of other franchise income includes costs related to the resolution of claims arising from franchisee participation in our captive insurance program. We do not expect franchisee participation in the captive insurance company to have a material impact on our net earnings. Our consolidated balance sheets include the following balances related to the captive insurance subsidiary:

     o Franchise premium receivables of approximately $400,000 and $1,700,000 as of December 31, 2006 and December 25, 2005, respectively, included in receivables related to captive insurance subsidiary.
     o Cash equivalent and other long-term investments restricted for the payment of claims of approximately $12,600,000 and $18,600,000 as of December 31, 2006 and December 25, 2005, respectively, included in restricted assets related to captive insurance subsidiary.
     o Loss reserve related to captive insurance subsidiary of approximately $12,600,000 and $20,700,000 as of December 31, 2006 and December 25,
          2005, respectively. Approximately $6,500,000 and $10,500,000 for December 31, 2006 and December 25, 2005, respectively, is included in other non-current liabilities.

Our activity in the loss and loss adjustment reserve, which includes Applebee's International, Inc. and participating franchisees, is summarized in the table below (in thousands):

                                                                           December 31,        December 25,
                                                                               2006                2005
                                                                         -----------------   -----------------
     Total balance, beginning of the year.............................      $    20,478         $    18,801

     Incurred related to:
        Current year..................................................              --                7,141
        Prior year....................................................           (2,190)              2,406
                                                                         -----------------   -----------------
          Total incurred..............................................           (2,190)              9,547
                                                                         -----------------   -----------------

     Paid related to:
        Current year..................................................              --                1,546
        Prior year....................................................            5,878               6,324
                                                                         -----------------   -----------------
          Total paid..................................................            5,878               7,870
                                                                         -----------------   -----------------

     Total balance, end of the year...................................           12,410              20,478
     Less current portion.............................................            5,910               9,976
                                                                         -----------------   -----------------
     Long-term portion (Note 16)......................................      $     6,500         $    10,502
                                                                         =================   =================

Loss reserve estimates are established based upon third-party actuarial estimates of ultimate settlement costs for incurred claims (which includes claims incurred but not reported) using data currently available. The reserve estimates are regularly analyzed and adjusted when necessary. Unanticipated changes in the data used to determine the reserve may require us to revise our estimates.

Deferred policy acquisition costs include premium taxes, fronting fees and net commissions and are deferred and amortized over our fiscal year and, accordingly, we did not have any deferred policy acquisition costs as of December 31, 2006 or December 25, 2005. We had acquisition expenses payable of $184,000 as of December 31, 2006 and $259,000 as of December 25, 2005 that were included in the current portion of loss reserve and unearned premiums related to captive insurance subsidiary in the consolidated balance sheets.

15. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities are comprised of the following (in thousands):

                                                                           December 31,        December 25,
                                                                               2006                2005
                                                                         -----------------   -----------------
     Gift cards.......................................................      $     48,252        $     39,162
     Compensation and related taxes...................................            31,701              35,488
     Restaurant occupancy costs.......................................            13,821               9,271
     Sales and use taxes..............................................             7,914               6,798
     Insurance loss reserves..........................................             4,120               5,327
     Other............................................................             7,833               4,949
                                                                         -----------------   -----------------
                                                                            $    113,641        $    100,995
                                                                         =================   =================

16. Other Non-Current Liabilities

Other non-current liabilities are comprised of the following (in thousands):

                                                                            December 31,        December 25,
                                                                                2006                2005
                                                                         ------------------  -----------------
      Restaurant occupancy costs........................................    $     22,307        $     19,969
      Nonqualified deferred compensation plan
        liabilities  (Note 20)..........................................          18,729              14,493
      Long-term insurance loss reserves.................................           7,117                 --
      Loss and loss adjustment reserve related to
        captive insurance subsidiary....................................           6,500              10,502
      Deferred gain on sale-leaseback...................................           2,706                 --
      Compensation......................................................           2,190               3,033
      Other.............................................................           2,288               2,377
                                                                         ------------------  -----------------
                                                                            $     61,837        $     50,374
                                                                         ==================  =================

17. Income Taxes

We, along with our subsidiaries, file a consolidated federal income tax return. We have revised certain items in this note to reflect the presentation of 19 restaurants as discontinued operations. The income tax provision consists of the following (in thousands):

                                                                    2006             2005             2004
                                                               ---------------  ---------------  ---------------
    Current provision:
        Federal............................................      $   44,253       $   40,671       $   31,205
        State and local....................................          10,750            4,688            2,220
    Deferred provision (benefit):
        Federal............................................          (9,641)          10,198           22,936
        State and local....................................          (1,392)             691            1,638
                                                               ---------------  ---------------  ---------------
    Income taxes from continuing operations................          43,970           56,248           57,999
    Income taxes related to loss from discontinued
        operations.........................................          (2,729)          (1,546)            (369)
    Income taxes related to the cumulative effect of
        change in accounting principle.....................             --              (125)             --
                                                               ---------------  ---------------  ---------------
    Total income taxes.....................................      $   41,241       $   54,577       $   57,630
                                                               ===============  ===============  ===============

The deferred income tax provision (benefit) is comprised of the following (in thousands):

                                                                    2006             2005             2004
                                                               ---------------  ---------------  ---------------
    Depreciation and amortization..........................      $    2,181       $   12,726       $   23,559
    Stock-based compensation...............................          (6,842)             --               --
    Impairment and other restaurant closure costs..........          (2,025)             --               --
    Other..................................................          (4,347)          (1,837)           1,015
                                                               ---------------  ---------------  ---------------
    Net change in deferred income taxes before
        discontinued operations............................         (11,033)          10,889           24,574
    Deferred income tax provision (benefit) related to
        discontinued operations............................          (1,050)          (1,018)             739
                                                               ---------------  ---------------  ---------------
    Net change in deferred income taxes....................      $  (12,083)      $    9,871       $   25,313
                                                               ===============  ===============  ===============

A reconciliation between the income tax provision and the expected tax determined by applying the statutory federal income tax rates to earnings from continuing operations before income taxes follows (in thousands):

                                                                    2006             2005            2004
                                                               ---------------  --------------- ----------------
    Federal income tax at statutory rates..................      $   42,751       $   54,851      $   58,973
    Increase (decrease) to income tax expense:
        State and local income taxes, net of
           federal benefit.................................           7,778            4,654           3,377
        Employment related tax credits, net................          (6,445)          (4,391)         (3,819)
        Other..............................................            (114)           1,134            (532)
                                                               ---------------  --------------- ----------------
    Income taxes from continuing operations................          43,970           56,248          57,999
    Income taxes related to discontinued operations........          (2,729)          (1,546)           (369)
    Income taxes related to the cumulative effect of
        change in accounting principle.....................             --              (125)             --
                                                               ---------------  --------------- ----------------
    Total income taxes.....................................      $   41,241       $   54,577      $   57,630
                                                               ===============  =============== ================

The net current deferred income tax asset amounts are included in prepaid and other current assets and the net non-current deferred income tax liability amounts are included in other non-current liabilities in the accompanying consolidated balance sheets. The significant components of deferred income tax assets and liabilities and the related balance sheet classifications are as follows (in thousands):

                                                                           December 31,          December 25,
                                                                               2006                  2005
                                                                         -----------------     -----------------
    Classified as current:
        Accrued expenses............................................        $     3,032           $     3,879
        Allowance for bad debts.....................................                783                   128
        Other, net..................................................              2,010                 2,331
                                                                         -----------------     -----------------
        Net deferred income tax asset...............................        $     5,825           $     6,338
                                                                         =================     =================

    Classified as non-current:
        Depreciation and amortization...............................        $   (47,607)          $   (47,311)
        Stock-based compensation....................................              7,926                   --
        Impairment and other restaurant closure costs...............                562                   --
        Franchise deposits..........................................                648                   446
        Other, net..................................................             12,246                 9,094
                                                                         -----------------     -----------------
        Net deferred income tax liability...........................        $   (26,225)          $   (37,771)
                                                                         =================     =================

18. Commitments and Contingencies

Litigation, claims and disputes: We are subject from time to time to lawsuits, claims and governmental inspections or audits arising in the ordinary course of business. Some of these lawsuits purport to be class actions and/or seek substantial damages. In the opinion of management, these matters are adequately covered by insurance, or, if not so covered, are without merit or are of such a nature or involve amounts that would not have a material adverse impact on our business or consolidated financial position.

Lease guarantees and contingencies: In connection with the sale of restaurants to franchisees and other parties, we have, in certain cases, remained contingently liable for the remaining lease payments. As of December 31, 2006, we have outstanding lease guarantees of approximately $15,300,000. In addition, we or our subsidiaries are contingently liable for various leases that we have assigned in connection with the sale of restaurants to franchisees and other parties in the potential amount of $12,300,000. These leases expire at various times with the final lease agreement expiring in 2018. We did not record a liability related to these contingent lease liabilities as of December 31, 2006 or December 25, 2005.

Franchisee guarantees: In 2004, we arranged for a third-party financing company to provide up to $250,000,000 to qualified franchisees for loans to fund development of new restaurants through October 2007, subject to our approval. We will provide a limited guarantee of 10% of certain loans advanced under this program. We will be released from our guarantee if certain operating results are met after the restaurant has been open for at least two years. As of December 31, 2006, there were loans outstanding to five franchisees for approximately $65,800,000 under this program. The fair value of our guarantees under this financing program is approximately $130,000 and is recorded in non-current liabilities in our consolidated balance sheet as of December 31, 2006.

Severance agreements: We have severance and employment agreements with certain officers providing for severance payments to be made in the event the officer resigns or is terminated not related to a change in control, some of which require payments to be made only if we enforce certain terms in the agreements. If the severance payments had been due as of December 31, 2006, we would have been required to make payments totaling approximately $10,600,000. In addition, we have severance and employment agreements with certain officers which contain severance provisions related to a change in control. The agreements define the circumstances which will constitute a change in control. Those provisions would have required additional aggregate payments of approximately $5,300,000 if such officers had been terminated as of December 31, 2006.

19. Stockholders' Equity

In October 2005, our Board of Directors authorized repurchases of our common stock of up to $175,000,000 during 2005 and 2006, subject to market conditions. In November 2006 our Board of Directors authorized additional repurchases of our common stock of up to $150,000,000, subject to market conditions. During 2006, we repurchased 1,760,506 shares of our common stock at an average price of $21.88 for an aggregate cost of approximately $38,522,000. As of December 31, 2006, we had approximately $240,400,000 remaining under our 2005 and 2006 repurchase authorizations.

A reconciliation of our treasury shares for the past three fiscal years is provided below (shares in thousands):

                                                                       Treasury
                                                                        Shares
                                                                    ---------------
Balance as of December 28, 2003..............................            25,716
Purchases of treasury stock..................................             3,994
Stock options exercised......................................            (1,982)
Shares issued under employee benefit plans...................              (275)
Nonvested shares awarded under equity incentive plans........               (78)
                                                                    ---------------
Balance as of December 26, 2004..............................            27,375
Purchases of treasury stock..................................             8,288
Stock options exercised......................................            (1,045)
Shares issued under employee benefit plans...................              (209)
Nonvested shares awarded under equity incentive plans........              (104)
                                                                    ---------------
Balance as of December 25, 2005..............................            34,305
Purchases of treasury stock..................................             1,761
Stock options exercised......................................            (1,268)
Shares issued under employee benefit plans...................              (237)
Nonvested shares awarded under equity incentive plans........              (168)
                                                                    ---------------
Balance as of December 31, 2006..............................            34,393
                                                                    ===============

20. Employee Benefit Plans

Nonqualified deferred compensation plan: In 2002, we entered into a rabbi trust agreement to protect the assets of the nonqualified deferred compensation plan for certain of our associates. Each participant's account is comprised of their contribution, our matching contribution and each participant's share of earnings or losses in the plan. In accordance with Emerging Issues Task Force No. 97-14, "Accounting for Deferred Compensation Arrangements Where Amounts Are Held in a Rabbi Trust and Invested," the accounts of the rabbi trust are reported in our consolidated financial statements. As of December 31, 2006 and December 25, 2005, our consolidated balance sheets include the investments in other assets and the offsetting obligation is included in other non-current liabilities. The deferred compensation plan investments are considered trading securities and are reported at fair value with the realized and unrealized holding gains and losses related to these investments recorded in other income (expense) and the offsetting amount is recorded in general and administrative expenses.

Employee retirement plans: During 1992, we established a profit sharing plan and trust in accordance with Section 401(k) of the Internal Revenue Code. We make matching contributions of 50% of associate contributions not to exceed 4.0% of an associate's compensation in any year. Through 2004, we made our contributions in shares of our common stock. Beginning in 2005, we make our contributions in cash. In 2005, our contributions vested at the rate of 20% after the associate's second year of service, 60% after three years of service, 80% after four years of service and 100% after five years of service. In 2006, our vesting schedule changed to 100% vesting immediately. Contributions under these plans were $2,614,000 in 2006, $2,429,000 in 2005 and $2,158,000 in 2004.

21. Quarterly Results of Operations (Unaudited)

The following presents the unaudited consolidated quarterly results of operations for 2006 and 2005. The fiscal quarter ended December 31, 2006 contained 14 weeks. All other fiscal quarters contained 13 weeks. All amounts, except per share amounts, are expressed in thousands.

                                                                                            2006
                                                              -----------------------------------------------------------------
                                                                                    Fiscal Quarter Ended
                                                              -----------------------------------------------------------------
                                                                March 26,        June 25,        September 24,    December 31,
                                                                  2006             2006              2006             2006
                                                              -------------    -------------    --------------   --------------
Operating revenues:
     Company restaurant sales.............................      $ 300,672        $ 289,220        $  280,480       $  298,331
     Franchise royalties and fees.........................         35,935           34,306            33,340           36,274
     Other franchise income...............................            445              539               371              453
                                                              -------------    -------------    --------------   --------------
        Total operating revenues..........................        337,052          324,065           314,191          335,058
                                                              -------------    -------------    --------------   --------------
Cost of company restaurant sales:
     Food and beverage....................................         80,291           76,579            74,856           80,611
     Labor................................................         98,186           97,424            96,353          100,196
     Direct and occupancy.................................         76,105           77,547            77,296           81,701
     Pre-opening expense..................................            750            1,157             1,115            1,326
                                                              -------------    -------------    --------------   --------------
        Total cost of company restaurant sales............        255,332          252,707           249,620          263,834
                                                              -------------    -------------    --------------   --------------
Cost of other franchise income............................            766              281               694              958
General and administrative expenses.......................         35,606           32,320            35,601           37,297
Amortization of intangible assets.........................            204              204               154              159
Impairment and other restaurant closure costs.............          1,088               32             1,296            2,078
Loss on disposition of property and equipment.............            575              422               680              879
                                                              -------------    -------------    --------------   --------------
Operating earnings........................................         43,481           38,099            26,146           29,853
                                                              -------------    -------------    --------------   --------------
Other income (expense):
     Investment income....................................            745             (285)              885            1,423
     Interest expense.....................................         (2,554)          (2,985)           (2,970)          (2,912)
     Other income.........................................            136              101               301             (522)
                                                              -------------    -------------    --------------   --------------
        Total other expense...............................         (1,673)          (3,169)           (1,784)          (2,011)
                                                              -------------    -------------    --------------   --------------
Earnings from continuing operations before income taxes...         41,808           34,930            24,362           27,842
Income taxes..............................................         14,066           12,170             8,849            8,885
                                                              -------------    -------------    --------------   --------------
Earnings from continuing operations.......................         27,742           22,760            15,513           18,957
Loss from discontinued operations, net of tax.............           (591)          (2,356)             (672)            (447)
Cumulative effect of change in accounting principle,
   net of tax.............................................            --               --                --               --
                                                              -------------    -------------    --------------   --------------
Net earnings..............................................      $  27,151        $  20,404        $   14,841       $   18,510
                                                              =============    =============    ==============   ==============
Basic net earnings per common share:
     Basic earnings from continuing operations............      $    0.37        $    0.31        $     0.21       $     0.26
     Loss from discontinued operations, net of tax........          (0.01)           (0.03)            (0.01)           (0.01)
     Cumulative effect of change in accounting principle,
        net of tax........................................            --               --                --               --
                                                              -------------    -------------    --------------   --------------
Basic net earnings per common share.......................      $    0.37        $    0.28        $     0.20       $     0.25
                                                              =============    =============    ==============   ==============
Diluted net earnings per common share:
     Diluted earnings from continuing operations..........      $    0.37        $    0.30        $     0.21       $     0.25
     Loss from discontinued operations, net of tax........          (0.01)           (0.03)            (0.01)           (0.01)
     Cumulative effect of change in accounting principle,
        net of tax........................................            --               --                --               --
                                                              -------------    -------------    --------------   --------------
     Diluted net earnings per common share................      $    0.36        $    0.27        $     0.20       $     0.25
                                                              =============    =============    ==============   ==============

Basic weighted average shares outstanding.................         74,147           74,112            73,902           73,883
                                                              =============    =============    ==============   ==============
Diluted weighted average shares outstanding...............         75,281           75,083            74,673           74,859
                                                              =============    =============    ==============   ==============

                                                                                            2005
                                                              -----------------------------------------------------------------
                                                                                    Fiscal Quarter Ended
                                                              -----------------------------------------------------------------
                                                                March 26,         June 25,       September 24,    December 31,
                                                                  2005             2005              2005             2005
                                                              -------------    -------------    --------------   --------------
Operating revenues:
     Company restaurant sales.............................      $ 264,133        $ 266,511        $  265,906       $  260,355
     Franchise royalties and fees.........................         33,008           32,493            31,589           31,723
     Other franchise income...............................          1,065            1,424             1,064            1,643
                                                              -------------    -------------    --------------   --------------
        Total operating revenues..........................        298,206          300,428           298,559          293,721
                                                              -------------    -------------    --------------   --------------
Cost of company restaurant sales:
     Food and beverage....................................         69,938           70,904            69,716           69,029
     Labor................................................         86,225           87,758            87,369           86,880
     Direct and occupancy.................................         64,091           68,668            72,037           72,755
     Pre-opening expense..................................          1,082            1,262               729            1,261
                                                              -------------    -------------    --------------   --------------
        Total cost of company restaurant sales............        221,336          228,592           229,851          229,925
                                                              -------------    -------------    --------------   --------------
Cost of other franchise income............................            819            1,229               790            2,054
General and administrative expenses.......................         26,946           27,980            26,329           28,513
Amortization of intangible assets.........................            228              226               204              220
Impairment and other restaurant closure costs.............            --               --              2,225              --
Loss on disposition of property and equipment.............            260              561               458              719
                                                              -------------    -------------    --------------   --------------
Operating earnings........................................         48,617           41,840            38,702           32,290
                                                              -------------    -------------    --------------   --------------
Other income (expense):
     Investment income....................................            (41)             449               568              719
     Interest expense.....................................           (337)            (634)           (1,232)          (2,162)
     Other income.........................................            435              584               593              150
                                                              -------------    -------------    --------------   --------------
        Total other income (expense)......................             57              399               (71)          (1,293)
                                                              -------------    -------------    --------------   --------------
Earnings from continuing operations before income taxes...         48,674           42,239            38,631           30,997
Income taxes..............................................         16,890           14,657            14,893            9,808(1)
                                                              -------------    -------------    --------------   --------------
Earnings from continuing operations.......................         31,784           27,582            23,738           21,189
Loss from discontinued operations, net of tax.............           (127)             (92)           (1,603)            (444)
Cumulative effect of change in accounting principle,
   net of tax.............................................            --               --                --              (225)
                                                              -------------    -------------    --------------   --------------
Net earnings..............................................      $  31,657        $  27,490        $   22,135       $   20,520
                                                              =============    =============    ==============   ==============
Basic net earnings per common share:
     Basic earnings from continuing operations............      $    0.39        $    0.35        $     0.30       $     0.28
     Income/ (Loss) from discontinued operations,
        net of tax........................................            --               --              (0.02)           (0.01)
     Cumulative effect of change in accounting principle,
        net of tax........................................            --               --                --               --
                                                              -------------    -------------    --------------   --------------
Basic net earnings per common share.......................      $    0.39        $    0.34        $     0.28       $     0.27
                                                              =============    =============    ==============   ==============
Diluted net earnings per common share:
     Diluted earnings from continuing operations..........      $    0.39        $    0.34        $     0.30       $     0.28
     Loss from discontinued operations, net of tax........            --               --              (0.02)           (0.01)
     Cumulative effect of change in accounting principle,
        net of tax........................................            --               --                --               --
                                                              -------------    -------------    --------------   --------------
     Diluted net earnings per common share................      $    0.38        $    0.34        $     0.28       $     0.27
                                                              =============    =============    ==============   ==============

Basic weighted average shares outstanding.................         80,705           79,897            78,485           75,525
                                                              =============    =============    ==============   ==============
Diluted weighted average shares outstanding...............         82,375           81,360            79,691           76,542
                                                              =============    =============    ==============   ==============

-------------------------------
(1) Fourth quarter 2005 net earnings reflect a decrease in income tax expense of $1.1 million due to the resolution of a state income tax matter.